Exhibit 10.37

AMENDMENT NO. 5 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 3, 2013, by and among the Lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), CERBERUS BUSINESS FINANCE LLC, as agent for the Lenders (in such capacity, “Agent”), KELLWOOD COMPANY, a Delaware corporation (“Parent”), the Domestic Subsidiaries of Parent party hereto as Borrowers (together with Parent, “Borrowers”) and the other Obligors party hereto (together with the Borrowers, the “Loan Parties”).

WHEREAS, the Loan Parties, Agent, and Lenders are parties to that certain Term Loan Agreement dated as of October 19, 2011 (as amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that Agent and Lenders amend the Credit Agreement to, among other things, amend the definition of “Fixed Charge Coverage Ratio”;

WHEREAS, in connection therewith, the Loan Parties, Agent and Lenders have agreed to amend the Credit Agreement in certain respects;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. In reliance upon the representations and warranties of the Loan Parties set forth in Section 6 below, the Credit Agreement is hereby amended as follows:

(a) The definition of “Fixed Charge Coverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio—the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the most recent 12 consecutive Fiscal Months, of (a) Consolidated EBITDA minus the sum of (i) Capital Expenditures (except (i) those financed with Permitted Debt (other than Revolver Debt or the Loans) and (ii) with respect to the fiscal quarters ending on July 31, 2013, October 31, 2013 and January 31, 2014, up to $7,500,000 of capital expenditures for a new IT system, new headquarters, and new shop and store openings related to Project Victory, shall be disregarded for purposes of this clause (i), provided, however, that only a maximum of $4,000,000 may be used for new store and shop openings) plus (ii) cash taxes paid, plus (iii) Distributions made by Parent in cash (other than, to the extent included in clause (iii), without duplication, (x) any purchase, redemption or other acquisition or retirement for value of any Equity Interest held by an employee in connection with the termination of employment, death or disability of that employee of any Obligor and (y) management fees, costs and expenses paid to Sponsor by Borrowers to the extent deducted in calculation of Consolidated Net Income), to (b) Fixed Charges.”

(b) Section 9.2.24(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for each period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries for which the last quarter ends nearest to the date set forth below to be less than the amount set forth opposite such date:

Fiscal Quarter End	Fixed Charge Coverage Ratio
July 31, 2012	0.14:1.00

October 31, 2012	0.41:1.00

January 31, 2013	0.67:1.00

April 30, 2013	0.89:1.00

July 31, 2013	1.10:1.00

October 31, 2013	1.175:1.00

January 31, 2014 and as of the last day of each fiscal quarter thereafter”	1.25:1.00”

3. Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4. Reaffirmation and Confirmation; Covenant. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally) and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects. Failure to comply with the foregoing agreement shall constitute an immediate Event of Default.

5. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:

(a) Agent shall have received a fully executed copy of this Amendment; and

(b) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

6. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders that, after giving effect to this Amendment:

(a) All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date);

(b) No Default or Event of Default has occurred and is continuing; and

(c) This Amendment and the Credit Agreement, as modified hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

7. Amendment Fee. The Borrowers (a) hereby agree to pay to the Collateral Agent, for its sole and separate account and not the account of any Lender, a nonrefundable amendment fee equal to $25,000, in immediately available funds, on the date hereof, and (b) acknowledge and agree that such fee shall be fully earned as of date hereof, constitutes an “Obligation” and is in addition to any interest and other fees payable by the Borrowers under the Credit Agreement or any other Loan Document.

8. Reaffirmation. Each of (i) SCSF Kellwood Finance, LLC (“SCSF Finance”), and Sun Kellwood Finance, LLC (“Sun Finance”, and together with SCSF Finance, the “Sun Guarantors”) hereby ratifies, affirms, acknowledges and agrees that its obligations under that certain Guaranty, dated as of October 19, 2011 (the “Guaranty”), made by the Sun Guarantors in favor of the Agent remain in full force and effect. and (ii) SK Financial Services Corp. hereby ratifies, affirms, acknowledges and agrees that its obligations under that certain Limited Guaranty dated as of March 23, 2012, made by SK Financial Services Corp. in favor of the Agent remains in full force and effect.

9. Miscellaneous.

(a) Expenses. The Loan Parties jointly and severally agree to pay on demand all expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, all in accordance with Section 3.4 of the Credit Agreement. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as modified hereby.

(b) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

10. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Amendment.

(b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

KELLWOOD COMPANY

KWD HOLDINGS, INC.

PHAT FASHIONS LLC

PHAT LICENSING LLC

ZOBHA, LLC

MEOW INC.

BETH’S BOUTIQUE, LLC

AMERICAN RECREATION PRODUCTS, LLC

SIERRA DESIGNS ACQUISITION COMPANY, LLC

VINCE, LLC

By:	/s/ Keith Grypp
Name: Keith Grypp
Title: Senior Vice President

AGENT AND LENDER: CERBERUS BUSINESS FINANCE, LLC, as Agent

By:	/s/ Daniel Wolf
Name: Daniel Wolf
Title: President

LENDERS: A5 FUNDING L.P.

By:	A5 Fund Management LLC,
its General Partner

By:	/s/ Daniel Wolf
Name: Daniel Wolf Title: Vice President

ABLECO FINANCE LLC

By:	/s/ Daniel Wolf
Name: Daniel Wolf Title: President

CERBERUS OFFSHORE LEVERED I L.P.

By:	COL I GP Inc.,
its General Partner

By:	/s/ Daniel Wolf
Name: Daniel Wolf Title: Vice President

CERBERUS OFFSHORE LEVERED II LP

By:	COL II GP INC.,
its General Partner

By:	/s/ Daniel Wolf
Name: Daniel Wolf Title: Vice President

CERBERUS ONSHORE LEVERED II LLC

By:	/s/ Daniel Wolf
Name: Daniel Wolf Title: Vice President

CERBERUS AUS LEVERED LP

By:	CAL I GP LLC,
its General Partner

By:	/s/ Daniel Wolf
Name: Daniel Wolf Title: Vice President

CERBERUS ASRS FUNDING LLC

By:	/s/ Daniel Wolf
Name: Daniel Wolf Title: Vice President

Agreed and acknowledged with respect to Section 7:

SUN KELLWOOD FINANCE, LLC

By:	/s/ Michael McConvery
Name: Michael McConvery
Title: Vice President and Asst. Secretary

SCSF KELLWOOD FINANCIAL, LLC

By:	/s/ Michael McConvery
Name: Michael McConvery
Title: Vice President and Asst. Secretary

SK FINANCIAL SERVICES CORP.

By:	/s/ Michael McConvery
Name: Michael McConvery
Title: Vice President and Asst. Secretary